Exhibit 99.1

Contango Reports Second Quarter Results

HOUSTON--(BUSINESS WIRE)--February 9, 2011--Contango Oil & Gas Company (NYSE Amex: MCF) reported revenues from sales of natural gas, oil and natural gas liquids for the three months ended December 31, 2010 of approximately $51.3 million, compared to $46.1 million for the same period last year. The Company reported net income attributable to common stock for the three months ended December 31, 2010 of approximately $11.8 million, or $0.75 per basic and diluted share. Of this amount of net income, approximately $1.9 million, or $0.12 per basic and diluted share, was attributable to discontinued operations. The Company distributed its wholly-owned subsidiary, Contango ORE, Inc., to the Company’s shareholders on November 29, 2010. This compares to net income attributable to common stock for the three months ended December 31, 2009 of approximately $19.1 million, or $1.21 per basic share and $1.18 per diluted share.

For the six months ended December 31, 2010, the Company reported revenues from sales of natural gas, oil and natural gas liquids of approximately $106.3 million, compared to $81.7 million for the same period last year. The Company reported net income attributable to common stock for the six months ended December 31, 2010 of approximately $30.7 million, or $1.96 per basic share and $1.95 per diluted share. Of this amount of net income, approximately $1.1 million, or $0.07 per basic and diluted share, was attributable to discontinued operations. This compares to net income attributable to common stock for the six months ended December 31, 2009 of $32.6 million or $2.06 per basic share and $2.02 per diluted share.

Our capital expenditure budget for the remainder of fiscal year 2011 consists of investing approximately $30.0 million to drill up to two wildcat exploration wells in the Gulf of Mexico and $5.0 million to drill a second onshore well in south Texas (Rexer #2). Should the Company have exploration success with any of its offshore exploration wells, our capital expenditure budget will be increased by approximately $10 - $15 million for each successful offshore well.

As of February 3, 2011, we had no debt, approximately $37.2 million in net cash available, $40.0 million of unused borrowing capacity, and were producing at a rate of approximately 100 million cubic feet equivalent per day, net to Contango.

Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, said “We have received approval from the BOEMRE for our Exploration Plan for our Vermillion Island 170 exploration well, our Swimmy prospect. We have also now filed our Application for Permission to Drill permit (“APD”) and depending on rig availability and approval of our APD permit, we expect to spud this 30-45 day well in April 2011.”

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUES:
Natural gas, oil and liquids sales	$51,252,354	$46,080,370	$106,336,569	$81,682,841
Total revenues	51,252,354	46,080,370	106,336,569	81,682,841

EXPENSES:
Operating expenses	6,270,384	4,086,283	11,211,179	7,542,636
Exploration expenses	9,767,501	43,863	10,473,947	417,796
Depreciation, depletion and amortization	16,205,206	9,387,430	31,431,949	18,344,371
General and administrative expenses	3,281,041	1,724,487	6,278,356	3,163,028
Total expenses	35,524,132	15,242,063	59,395,431	29,467,831
NET INCOME FROM CONTINUING OPERATIONS
BEFORE OTHER INCOME AND INCOME TAXES	15,728,222	30,838,307	46,941,138	52,215,010

OTHER INCOME (EXPENSE):
Interest expense	(23,425)	(155,131)	(86,439)	(311,264)
Interest income	1,348	151,075	1,698	298,305

NET INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	15,706,145	30,834,251	46,856,397	52,202,051
Provision for income taxes	(5,803,827)	(11,546,131)	(17,255,327)	(19,448,070)
NET INCOME FROM CONTINUING OPERATIONS	9,902,318	19,288,120	29,601,070	32,753,981

DISCONTINUED OPERATIONS
Discontinued operations, net of income taxes	1,865,120	(176,846)	1,107,388	(176,846)
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$11,767,438	$19,111,274	$30,708,458	$32,577,135

NET INCOME PER SHARE:
Basic
Continuing operations	$0.63	$1.22	$1.89	$2.07
Discontinued operations	$0.12	$(0.01)	$0.07	$(0.01)
Total	$0.75	$1.21	$1.96	$2.06
Diluted
Continuing operations	$0.63	$1.19	$1.88	$2.03
Discontinued operations	$0.12	$(0.01)	$0.07	$(0.01)
Total	$0.75	$1.18	$1.95	$2.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,664,666	15,834,414	15,665,366	15,830,933
Diluted	15,738,660	16,132,517	15,759,483	16,126,433

Production, Prices, Operating Expenses and Other

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Dollar amounts in 000's,		(Dollar amounts in 000's,
	except per Mcfe amounts)		except per Mcfe amounts)
Production Data:
Natural gas (million cubic feet)	7,196	5,971	14,236	11,947
Oil and condensate (thousand barrels)	166	148	361	297
Natural gas liquids (thousand gallons)	7,922	7,837	16,317	13,804
Total (million cubic feet equivalent)	9,324	7,979	18,733	15,701

Natural gas (million cubic feet per day)	78.2	64.9	77.4	64.9
Oil and condensate (thousand barrels per day)	1.8	1.6	2.0	1.6
Natural gas liquids (thousand gallons per day)	86.1	85.2	88.7	75.0
Total (million cubic feet equivalent per day)	101.3	86.7	102.1	85.2

Average Sales Price:
Natural gas (per thousand cubic feet)	$3.87	$4.45	$4.21	$3.92
Oil and condensate (per barrel)	$85.05	$75.11	$80.45	$71.79
Natural gas liquids (per gallon)	$1.17	$1.08	$1.06	$0.98
Total (per thousand cubic feet equivalent)	$5.50	$5.78	$5.68	$5.20

Selected data per Mcfe:
Lease operating expenses	$0.67	$0.50	$0.60	$0.47
General and administrative expenses	$0.35	$0.22	$0.34	$0.20
Depreciation, depletion and amortization of
natural gas and oil properties	$1.73	$1.16	$1.67	$1.15

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Kenneth R. Peak, 713-960-1901
www.contango.com